Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of CNS Response, Inc.
85 Enterprise, Suite 410
Aliso Viejo, CA 92656

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-166394 of CNS Response Inc. of our report dated December 21, 2011, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Cacciamatta Accountancy Corporation
Cacciamatta Accountancy Corporation
Irvine, California
December 21, 2011